EXHIBIT 10.12

                          FUNDING AND PAY-OFF AGREEMENT
                          -----------------------------

         THIS FUNDING AND PAY-OFF AGREEMENT (this "AGREEMENT") is made and entered into as of January 31, 2005 by and among Compagnie Teckn-O-Laser Global/Teckn-O-Laser Global Company, a Nova Scotia unlimited liability company ("TARGET"), Teckn-O-Laser Company/Compagnie Teckn-O-Laser, an unlimited liability company amalgamated under the laws of Nova Scotia and a wholly owned subsidiary of Target ("CANCO"), Tecknolaser USA Inc., a Delaware corporation and initially a wholly owned subsidiary of Target ("USCO"), each of Yvon Leveille, Alain Lachambre, each on behalf of himself and on behalf of any entity named in the respective signature block on the signature page hereof, and Celine Plourde (the preceding individuals, in their respective capacities, are collectively referred to as the "TOLG SHAREHOLDERS"), Adsero Corp., a Delaware corporation ("ADSERO"), YAC Corp., a Delaware corporation ("YAC"), 3091732 Nova Scotia Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of YAC ("CALLCO"), 3091503 Nova Scotia Company, a Nova Scotia unlimited liability company ("TAC"), Barrington Bank International Limited, a Bahamian banking company ("LENDER"), and the Caisse de depot et placement du Quebec, an entity formed by statute under the laws of Quebec ("CDP"). The parties to this Agreement are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES".

                                    RECITALS
                                    --------

1. Lender is going to make a loan to Canco in the principal amount of Cdn.$2.0 million (the "LOAN") pursuant to the terms of that certain Loan Agreement between Lender and Canco (the "LOAN AGREEMENT"), the proceeds of which Loan are going to be used to pay a dividend to Target.

2. Adsero is raising funds through private placements of its equity and convertible debt, the equity portion of which shall be in the minimum amount specified in the Loan Agreement (collectively, the "PRIVATE PLACEMENT"). Adsero shall deposit $2,100,000 (including the gross proceeds of the Private Placement, the "ADSERO EQUITY") into the Acquisition Escrow Account (as defined in Section 1.1(a)(i) below).

3. Target is indebted to CDP pursuant to existing debentures or other instruments issued by Target to CDP (the "CDP DEBT"). The amounts required by CDP to repay the CDP Debt is reflected in a payoff letter by CDP addressed to Canco and Lender (a copy of which is attached as Exhibit F, hereinafter the "CDP PAYOFF LETTER"). Target will use the Loan proceeds of Canco's dividend (i) to repay the CDP Debt, (ii) to make a loan of $150,000 to TAC (the "TARGET LOAN"), (iii) to subscribe for Canco shares valued at $750,000, and (iv) to pay fees aggregating approximately $500,000, including (A) the legal fees described in Exhibit D (the "LENDER'S LEGAL FEES") and (B) other fees in connection with the transactions contemplated hereby.

4. After the payments described in Recital 3 are completed (other than the payment of the fees described in clause (iv)(B)), Adsero will close the Private Placement and then subscribe for shares of YAC and contribute the Adsero Equity to YAC in consideration for such YAC shares; YAC will pay for shares of Callco that YAC has acquired and contribute the Adsero Equity to Callco in consideration for such Callco shares, and Callco will pay for shares of TAC that Callco has acquired and contribute the Adsero Equity to TAC in consideration for such TAC shares. Upon the conclusion of the foregoing steps, the organizational structure will be as set forth on Exhibit A.

5. TAC will use (i) the Adsero Equity, and (i) the proceeds of the Target Loan to acquire the entirety of equity interest in Target currently held by the TOLG Shareholders and by CDP (the latter being the "CDP Equity"; the CDP Debt and the CDP Equity are collectively referred to as the "CDP INTEREST", and the aggregate amount required to be delivered to CDP for the CDP Interest is hereinafter referred to as the "CDP PAYOFF AMOUNT"). The shares held by the TOLG Shareholders will be acquired pursuant to the Share Purchase Agreement by and among the parties hereto other than CDP and Lender (the "SHARE PURCHASE AGREEMENT"). Concurrently with the payments described in the preceding sentence, (a) Adsero will issue to the TOLG Shareholders preferred shares of Adsero entitling the TOLG Shareholders to the voting rights set forth in Adsero's certificate of incorporation, as amended, and (b) TAC will issue to the TOLG Shareholders preferred shares of TAC and shares of TAC that are exchangeable into shares of Adsero.

6. The parties find it necessary and desirable to enter into this Agreement in order to, inter alia, (i) govern the terms under, and the order in which, executed copies (originals, pdf or facsimile) of the documents, instruments, agreements and other materials required for the closing contemplated hereby (collectively, the "CLOSING DOCUMENTS") shall be delivered and released in connection with the consummation of the transactions described in Recitals 1-5 above and certain agreements, instruments and other documents related thereto, including
         (a) the Share Purchase Agreement and the Loan Agreement, and (b) govern the terms under, and the order in which, payments will be made in connection with the closing of all of the Transactions.

                                   ARTICLE 1
                                 DOCUMENT ESCROW
                                 ---------------

1.1      DELIVERIES INTO ESCROW.

         (a) Each party agrees to deliver all of the Closing Documents to be delivered in connection with the Closing into escrow to the following counsel:

                  (i) Closing Documents related to the Loan Agreement have been delivered to the Montreal office of Davies Ward Phillips & Vineberg LLP, counsel to Lender ("LOAN ESCROW AGENT"); and

                  (ii) Closing Documents related to the Share Purchase Agreement and the repayment and acquisition, as applicable, of the CDP Interest (the "CDP ACQUISITION") have been delivered to Charette Nantel ("ACQUISITION ESCROW AGENT"; each of Loan Escrow Agent and Acquisition Escrow Agent is hereby referred to as an "ESCROW AGENT" and collectively as the "ESCROW AGENTS").

                  Each of the Parties shall promptly give Notice (as defined in paragraph (b) below) confirming each of (y) the delivery to the applicable Escrow Agent of all of such Party's Closing Documents, as contemplated herein, and any funds (the "ESCROW FUNDS") required to be delivered into the Escrow Accounts established pursuant to Section 1.1(c) below, and (z) the satisfaction of all of the conditions precedent to such Party's transactions (by way of non-exhaustive example, the conditions to funding under the Loan Agreement and the conditions to consummating the acquisition and share exchange contemplated in the Share Purchase Agreement), other than the steps set forth in Section 2.2 of this Agreement. The Parties hereby direct each Escrow Agent to hold such Closing Documents and the Escrow Funds in escrow subject to the terms of this

                  Agreement, until such Closing Documents and Escrow Funds are released from escrow in accordance herewith. After the aforementioned Notice from all of the respective Parties as described in the first sentence of this paragraph, each Escrow Agent shall deliver a Notice that this Agreement has become binding upon all of the Parties, and thereafter the release of the Closing Documents and Escrow Funds will be subject to the requirements of this Agreement.

                  On the CLOSING DATE (as described in Section 2.1(a)), which shall be no sooner than two Business Days after the later of the Notices delivered by the Escrow Agents, the transactions described in Section 2.2 shall be implemented. For purposes of the foregoing, a "BUSINESS DAY" is a day on which banks in Quebec are authorized to be closed or on which the Toronto Stock Exchange is closed for trading.

         (b) Notices to be made under this Agreement shall be sufficient if made to the individuals set forth on Exhibit B attached hereto, if made to such individuals by e-mail transmission, by facsimile, by hand-delivery, or in person using the contact information provided in such Exhibit B (a "Notice").


         (c) Each party also acknowledges that the following funds have been wired into an escrow account (each, an "ESCROW ACCOUNT") held by the applicable Escrow Agent:


                  (i) Adsero has caused the Adsero Equity, as described in Recital 2, to be wired to the trust account of the Acquisition Escrow Agent (the "ACQUISITION ESCROW FUNDS").


                  (ii) Lender has caused Loan proceeds of $2,000,000 to be wired to the trust account of the Loan Escrow Account (the "LOAN ESCROW FUNDS").

1.2 INITIATION/ BINDING NATURE OF OBLIGATIONS. Without in any way diminishing Section Section 1.1(a) above, once the Notices from Escrow Agents are received by the Parties reflecting that all closing deliveries and the Escrow Funds described in Section 1.1(c) have been received, each Party shall thereafter be and hereby is, subject to the terms of this Agreement, obligated to take the actions designated to be taken by such Party in Article 2 below. If the Parties become so obligated, any instructions or directions set forth herein shall be irrevocable, the parties hereby acknowledging and agreeing that these instructions are coupled with an interest. If the Parties do not become so obligated on or before February 2, 2005, then each Escrow Agent shall return the Closing Documents and the applicable Escrow Funds to the Party that delivered same to it.

1.3 ESCROW ACCOUNT. The parties agree that due to the short timeframe for delivering the Escrow Funds to the applicable Party, neither Escrow Agent shall be required to invest such funds in an interest-bearing account. If, at the sole discretion of an Escrow Agent, the applicable Escrow Funds are invested, then all interest shall be delivered by the applicable Escrow Agent to the Party that so delivered such Escrow Funds, and no other party shall have any claim thereto. Each Party agrees to provide the applicable Escrow Agent with such information, forms and certifications as may be required in connection with the establishment of the Escrow Account.

                                   ARTICLE 2
                           FUNDING/ TRANSACTION STEPS
                           --------------------------

2.1      TRANSACTION PROCESS.

         (a) The Parties shall agree upon a Closing Date, and in the absence of such a unanimous choice of Closing Date, the Closing Date deemed to have been chosen shall be the Business Day that is two Business Days from the date of the last Party's Notice under the first sentence of the penultimate paragraph of Section 1.1(a).

         (b) All transactions to be effected pursuant to Section 2.2 involving the transfer of funds shall be effected by delivery of checks. The parties acknowledge and agree that delivery of checks from the Escrow Accounts to each party at its notice address set forth on Exhibit B in the amounts set forth in Exhibit D, shall constitute good delivery of such funds. Exhibit E sets forth the net payments required after giving effect to the directions in Section 2.2. If all of the Transactions described in Section 2.2 are not completed in a timely manner, then all funds advanced or paid shall be returned promptly (but in no event later than five (5) Business Days after the Closing Date) to the Party that initiated the advance or payment of such funds into escrow.

2.2      FLOW OF FUNDS.

         (a) For purposes of this Section 2.2 and elsewhere herein, reference is hereby made to the list of defined "Transactions" set forth in Exhibit C attached hereto.

         (b) The following Parties shall take the actions described below in the order set forth below, although the Closing Documents effecting these Transactions shall only be released as set forth in Section 2.3:

                  (i) On the Closing Date, Lender shall make the Loan required pursuant to Transaction 1, but subject to the payment directions set forth in paragraphs (ii),
                           (iii), (v) and (vi)(B) below. Lender hereby directs that Loan Escrow Agent cause the delivery (by check) to Canco of the Escrow Funds that Lender deposited into the Loan Escrow Account (subject to the directions in the provisions referred to above).

                  (ii) In respect of Transaction 2, Canco hereby directs Lender to advance (on the Closing Date) the proceeds of the Loan from Transaction 1 to the order or direction of Target.

                  (iii)    in respect of Transaction 3, Target hereby directs

                           (A) Lender to re-direct to Canco $750,000 of the Loan proceeds in consideration for the issuance of additional shares of Canco to Target;

                           (B) Lender to use a portion of the Loan proceeds in full repayment of the CDP Debt (in accordance with the CDP Payoff Letter). CDP hereby acknowledges that the CDP Payoff Letter is hereby incorporated herein by reference, and that upon receipt of payment of the CDP Payoff Amount (which includes the amount paid for the CDP Equity, as set forth in Section 2.2(b)(vi)(A)), CDP shall have no further interest in Target, Canco or USCo, including without limitation the CDP Interest. CDP agrees and acknowledges that it has not sold, transferred or assigned, or encumbered, hypothecated or otherwise granted a lien upon, or otherwise conveyed an interest in, all or any portion of the CDP Interest.

                           (C) Lender to pay the Lender's Legal Fees to the counsel named on Exhibit D (such payment may be effected by moving funds from Loan Escrow Agents trust account to such firm's operating account on behalf of both offices of such firm).

                  (iv) Effective immediately after the completion of Transaction 3, in respect of Transaction 4, Adsero hereby acknowledges the closing of the Private Placement and directs the Acquisition Escrow Agent to pay the Adsero Equity to YAC in consideration for YAC shares. YAC in turn directs the Acquisition Escrow Agent to pay the Adsero Equity to Callco, and Callco further directs the Acquisition Escrow Agent to pay the Adsero Equity to TAC. The resolutions of the directors of Adsero, YAC, Callco and TAC shall be deemed to have been executed and the contributions set forth therein shall be deemed to have been completed, and (upon the delivery to TAC of a check evidencing the Adsero Equity) such parties shall be deemed to jointly and severally represent and warranty that all shares so issued have duly authorized and issued and are nonassessable.

                  (v) In respect of Transaction 5, Target hereby directs Lender to pay the proceeds of the Target Loan to TAC, subject to paragraph (vi)(B) below. TAC shall issue to Target a promissory note to evidence the Target Loan.

                  (vi)     In respect of Transaction 6, TAC hereby directs:

                           (A) Acquisition Escrow Agent to pay (1) to CDP the amount set forth on Exhibit C in consideration for the CDP Equity, and (2) to the TOLG Shareholders the respective amounts set forth on Exhibit C for the balance of their shares in Target; and

                           (B) Lender to pay the proceeds of the Target Loan to the TOLG Shareholders to the extent that the payments in clause (2) of the preceding paragraph (vi)(A) are insufficient to complete Transaction 6.

                  (vii) Adsero and TAC hereby acknowledge the issuance to the TOLG Shareholders of (y) the Adsero and TAC preferred shares described in the Share Purchase Agreement, and
                           (z) the exchangeable shares of TAC set forth in the Share Purchase Agreement and the related "support agreements" related thereto.

2.3 RELEASE OF DOCUMENTS. Concurrently with the completion of all of the Transactions described in Section 2.2(b), the Closing Documents held by each Escrow Agent shall be deemed to be released, and the Parties hereby direct each Escrow Agent to compile and distribute full copies of such documents to all of the Parties as soon as possible thereafter. No Closing Documents shall be released until such time.

2.4 COOPERATION. Each of the Parties agrees not to (i) take actions inconsistent with this Agreement, or (ii) interfere with the occurrence of the transactions specified in Section 2.2(b) (as also described in the Recitals hereto).

                                    ARTICLE 3
                                THE ESCROW AGENTS
                                -----------------

3.1 Each Escrow Agent shall perform only the duties expressly set forth herein. It is understood and agreed that the duties of each Escrow Agent hereunder are purely ministerial in nature and that neither shall be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith.

3.2 Each Escrow Agent shall henceforth deal with the applicable Escrowed Funds only in accordance with the terms hereof. If an Escrow Agent is uncertain as to whether it is obligated to deliver any or all of the Escrowed Funds or as to who is entitled to the Escrowed Funds, or any portion thereof, such Escrow Agent shall:

         (a) hold the sum in dispute until the final determination of the rights of the parties in an appropriate court proceeding; or

         (b) bring an appropriate action or proceeding for leave to deposit the sum in dispute, if applicable, into court, pending such determination.

3.3 Each Escrow Agent may act on the advice of independent counsel and shall not be liable to any person by reason of following the advice of counsel (including the attorneys associated with or partners in Charette Nantel or Davies Ward Phillips & Vineberg LLP (New York City or Canadian offices)) or by any action taken or not taken in good faith in accordance with such advice, except to the extent that such action constitutes gross negligence or wilful misconduct.

3.4 Each Escrow Agent shall be entitled to rely exclusively on, and shall be protected in acting or refraining from acting upon, any written notice, instruction, request or other document purported to be furnished to it by the parties hereto, and neither Escrow Agent shall be bound to enquire as to the veracity, accuracy or adequacy thereof or be bound by any notice, instruction, request or other document to the contrary by any person other than a person entitled to give such notice and each of the parties hereto shall not hold such Escrow Agent liable for any loss or injury to them.

3.5 Neither Escrow Agent, its partners, associates, employees and agents shall incur any liabilities hereunder or in connection herewith for anything whatsoever and the parties hereto hereby release each Escrow Agent and such persons from any action, cause of action, claim, demand, damage, loss, cost, liability, penalty and expense whatsoever, whether arising, directly or indirectly, by way of statute, contract, tort or otherwise. The parties hereto shall indemnify the each Escrow Agent, its partners, associates, employees and agents and hold it and them harmless against any action, cause of action, claim, demand, damage, loss, liability or expense arising out of or in connection with this agreement, including the costs and expenses incurred in defending any such claim of liability. Notwithstanding any other provision of this agreement, the foregoing indemnification shall survive termination of this agreement.

3.6 All costs and expenses incurred by an Escrow Agent acting as such shall be the solidary (joint and several) responsibility of the parties hereto.

3.7 In the event of any disagreement between the parties resulting in adverse claims or demands with respect to Escrowed Funds, the applicable Escrow Agent shall be entitled, at its option, to refuse to comply with any claims or demands on it with respect thereto as long as such disagreement shall continue, and in so refusing, the Escrow Agent may elect to make no delivery of the Escrowed Funds. In so doing, such Escrow Agent shall not be or become liable in any way to any party hereto for its failure or refusal to comply with such claims or demands. In the event of any disagreement or apparent disagreement between the parties hereto resulting in adverse claims or demands with respect to the applicable Escrowed Funds or if any of the parties hereto, including an Escrow Agent, are in or appear to be in disagreement about the interpretation of this agreement or about the rights and obligations of such Escrow Agent or the propriety of an action contemplated by such Escrow Agent under this agreement, such Escrow Agent may, at its option, deposit the applicable Escrowed Funds or any part thereof then in its possession with a court of competent jurisdiction in Montreal, Quebec and seek instruction or direction from a court of competent jurisdiction which direction may include a request for an interpleader order. Upon an Escrow Agent making such deposit, such Escrow Agent shall be discharged and released of its duties and obligations hereunder. Each Escrow Agent shall be indemnified by the parties hereto, on a solidary basis (joint and several), in any such action, interpleader or any other action or proceeding for all costs, expenses and fees in its capacity as Escrow Agent in connection with any deposit or any action brought in connection with this agreement. The parties hereto hereby acknowledge and agree that an Escrow Agent shall be entitled to represent itself in connection with any legal actions taken in connection with this agreement. Upon an Escrow Agent's delivery or deposit of the applicable Escrowed Funds in accordance with the provisions of this agreement, the applicable Escrow Agent shall be automatically and immediately released from all obligations under this agreement to the other parties hereto and to any other person with respect to any part of the monies held in escrow hereunder.

3.8 An Escrow Agent may resign its position and be discharged from all further duties under this agreement on 15 days' written notice to the parties hereto or such shorter notice as they may accept as sufficient. Lender (with respect to the Loan Escrow Agent) and Adsero (with respect to the Acquisition Escrow Agent) shall have the right to appoint a new escrow agent; until Lender or Adsero (as applicable) appoint a new escrow agent, the applicable Escrow Agent shall continue to hold the Escrowed Funds in accordance with the terms and conditions contained in this agreement or, at the option of the applicable Escrow Agent, bring an appropriate action or proceeding for leave to deposit such Escrowed Funds into court, pending such appointment. Lender or Adsero, as applicable, shall have the right, at any time on 15 days' notice to the Escrow Agent, acting jointly, to remove an Escrow Agent and to appoint a new Escrow Agent. In the event of the resignation or removal of the Escrow Agent, Lender or Adsero, as applicable, shall forthwith appoint a new escrow agent acceptable to them and shall give notice of such appointment to the parties hereto. Upon receipt of such notice, the removed or replaced Escrow Agent shall transfer and deliver to the new escrow agent the Escrowed Funds and other material in the possession of such Escrow Agent relating to the administration of this agreement which would be necessary or useful to the new escrow agent. On any appointment of a new escrow agent, the new escrow agent shall be vested with the same powers, rights, duties and responsibilities and shall be subject to removal as escrow agent hereunder as if it had been originally named herein as the respective Escrow Agent without any further assurance, conveyance, act or deed.

3.9 Save for the indemnification obligations described above, which shall survive this Agreement, this Agreement shall terminate and cease to be of any further force and effect when each Escrow

         Agent shall have distributed the Escrowed Funds in its possession in accordance with the terms of this Agreement.

3.10 Neither Davies Ward Phillips & Vineberg LLP (New York and Canadian offices), Charette Nantel, nor any other escrow agent that is a firm of lawyers shall, by reason of its agreeing to act as an Escrow Agent hereunder, be precluded from acting as legal counsel to any party hereto.

3.11 The indemnities, releases and limitations of liability contained in this section shall not apply with respect to any matter arising out of the willful misconduct or gross negligence of an Escrow Agent, its partners, associates, employees or agents.

                                    ARTICLE 4
                                  MISCELLANEOUS
                                  -------------

4.1 ASSIGNMENT. This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and to the benefit of each Escrow Agent, as intended third party beneficiaries. No rights or obligations hereunder may be sold, transferred or assigned without the prior written consent of each Party hereto, which may be withheld in each such Party's sole discretion (except that CDP may not withhold its consent to any action not affecting or delaying delivery of the CDP Payoff Amount), and any such sale, transfer or assignment in contravention hereof shall be void and of no effect.

4.2      TIME OF ESSENCE.  Time is of the essence in this Agreement.

4.3 PRINCIPLES OF CONSTRUCTION. All references to sections and schedules in this Agreement are to sections and schedules in or to this Agreement unless otherwise specified. Unless the context indicates to the contrary, all references to a document, instrument or agreement (or any other written materials) includes all amendments, restatements, supplements to and substitutions thereof. All references to statutes or regulations mean such statutes, the regulations or other legislation promulgated thereunder, any amendments thereto or any substitute legislation. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, the word "including" shall mean "including without limitation". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural and the masculine, feminine and neutral forms of the terms so defined.

4.4 LIMITED CDP INVOLVEMENT AND LIABILITY. The parties other than CDP hereby acknowledge that (a) CDP is entering into this Agreement solely for the purpose of indicating that its receipt of the CDP Payoff Amount is contingent upon the condition subsequent that the other Transactions described herein are consummated, and (b) CDP has no responsibilities or liability hereunder or under any documents, instruments or agreements evidencing the other transactions described herein, other than to return the CDP Payoff Amount if all of the Transactions are not consummated substantially as described in Section 2.2(b) hereof.

4.5 CURRENCY. All references to "$" or "dollars" are to Canadian dollars unless indicated to the contrary.

4.6 MODIFICATION. No agreement unless in writing and signed by the Party against whom enforcement is sought, and no course of dealing between the Parties shall be effective to change, waive, terminate, modify, discharge, or release in whole or in part any provision of this Agreement.

4.7 NO WAIVER. Waivers of rights hereunder are required by all Parties to which the benefits of the "waived" obligation flow. Any waiver by any Party of any breach of or failure to comply with any provisions of this Agreement by any other Party shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

4.8 INCORPORATION BY REFERENCE. The following provisions of Schedule I to the Loan Agreement are hereby incorporated herein by reference, as though set forth at length herein: 2(d), 2(g), 2(i), 2(j) (provided that such provision shall not eliminate the obligation to deliver the notices specifically required herein), 2(k) (which provision governs JURISDICTION and related matters), 2(l), 2(m), 2(n) (which provision contains a WAIVER OF JURY TRIAL), 2(t) and 2(v).

4.9 GOVERNING LAW; LANGUAGE. This Agreement shall be deemed to be a contract under the Laws of the Province of Quebec and the federal laws of Canada, without regard for choice of laws principles. The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention, ainsi que de tous documents executes, avis donnes et procedures judiciaries intentees, directement ou indirectement, a la suite ou relativement a la presente convention.



              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have executed (or caused duly authorized officers to execute) this Agreement as of the date provided in the first paragraph hereof.


TARGET:  Compagnie Teckn-O-Laser Global/    USCO: Tecknolaser USA Inc.
         Teckn-O-Laser Global Company

By: /s/ Yvon Leveille                       By: /s/ Yvon Leveille
    -----------------                           -----------------
Name: Yvon Leveille                         Name: Yvon Leveille


CALLCO: 3091732 Nova Scotia Company         YAC: YAC Corp.

By: /s/ William Smith                       By: /s/ William Smith
    -----------------                           -----------------
Name: William Smith                         Name: William Smith


CANCO: Teckn-O-Laser Company/               ADSERO: Adsero Corp.
       Compagnie Teckn-O-Laser

By: /s/ Yvon Leveille                       By: /s/ William Smith
    -----------------                           -----------------
Name: Yvon Leveille                         Name: William Smith


TAC: 3091503 Nova Scotia Company            LENDER: Barrington Bank
                                                    International Limited

By: /s/ William Smith                       By: /s/ Michael Morris
    -----------------                           ------------------
Name: William Smith                         Name: Michael Morris


TOLG SHAREHOLDERS:                          CDP: Caisse de depot et placement
                                                 du Quebec

 /s/ Yvon Leveille                          By: /s/Claude Lafond
 -----------------                              ----------------
 YVON LEVEILLE, on his own behalf and on    Name: Claude Lafond
 behalf of 9144-6773 QUEBEC INC.


 /s/ Alain Lachambre                        By: /s/ Yves Cusson
 -------------------                            ---------------
 ALAIN LACHAMBRE, on his own behalf and     Name: Yves Cusson
 on behalf of 9144-6906 QUEBEC INC.


 /s/ Celine Plourde
 ------------------
 CELINE PLOURDE

                                    EXHIBIT A
                                    ---------

                       [Corporate / Organizational Chart]

                                 EXHIBIT B
                                 ---------


Party:                           Notice Address - Notice can be by e-mail or fax
________________________________________________________________________________

Adsero                           One notice to all 4 is sufficient.
YAC                              Address for notice:
Callco
TAC                              11 Tanager Ave.
                                 Suite 100
                                 Toronto, Ontario
                                 M4G 3P9
                                 Attention: William Smith

                                 Telephone: (416) 467-5152
                                 Facsimile: (416) 467-7173
                                 e-mail: williamsmith4563@rogers.com
________________________________________________________________________________

Target                           2101 Nobel Street,
Canco                            Ste- Julie, Quebec, J3E 1Z8 Canada
USCo                             Telephone:  (450) 922-0555
TOLG Shareholders (in the
capacities set forth in the      Notice delivered to the following two
first paragraph and on the       addressees shall be deemed to satisfy the
signature page):                 notice requirements for Target, Canco and USCo.

Yvon Leveille and Celine         Facsimile: (450) 922-0707
Plourde (one notice              e-mail:  yleveille@teckn-o-laser.com
sufficient for both)

Alain Lachambre                  Facsimile: (450) 922-0707
                                 e-mail:  alachambre@teckn-o-laser.com
________________________________________________________________________________

CDP                              Caisse de depot et placement du Quebec
                                 1000, place Jean-Paul Riopelle, bureau A-300
                                 Montreal, Quebec  H4Z 1B7, Canada
                                 Attn:  Yves Cusson
                                 Telephone: (514) 847-2695
                                 Facsimile: (514) 847-2493
                                 ycusson@lacaisse.com
________________________________________________________________________________

Lender Barrington Bank International Limited Cumberland House, P.O. Box N3026, 2nd Floor Naussau, Bahamas
                                 Attention: Michael Morris
                                 Telephone: (954) 364-8822
                                 Facsimile: (242) 322-3537 and (416) 352-6015
                                 e-mail: mmorris@barringtonbahamas.com
________________________________________________________________________________

________________________________________________________________________________

Loan Escrow Agent                Davies Ward Phillips & Vineberg LLP
                                 1501 McGill College Ave.
                                 Montreal, Quebec H3A 3N9
                                 Attn: Philippe Johnson
                                 Telephone: (514) 841-6501
                                 Facsimile: (514) 841-6499
                                 e-mail:  pjohnson@dwpv.com
________________________________________________________________________________

Acquisition Escrow Agent         Charette Nantel
                                 1010 Sherbrooke St. West, Suite 405
                                 Montreal, Quebec, H3A 2R7
                                 Attn: Guy Charette
                                 Telephone: (514) 868-9193
                                 Facsimile: (514) 868-9195
                                 e-mail: gcharette@translaw.ca
________________________________________________________________________________

                                    EXHIBIT C
                                    ---------

                                Transaction List
                                ----------------

1. Transaction 1 shall mean the advance of $2.0 million by Lender to Canco pursuant to the terms of the Loan Agreement.

2. Transaction 2 shall mean Canco's dividend to Target of the Loan proceeds.

3. Transaction 3 shall mean, collectively, (I) Target's CONTRIBUTION TO CANCO OF $750,000, in consideration of shares of Canco, (II) Target's repayment in full of the CDP Debt and CDP's concurrent release of (a) all obligations owing by Target, Canco or USCo to CDP and (b) all liens, if any, in favor of CDP or its affiliates to which the assets of any of Target, Canco or USCo are subject, all of which is provided for in the CDP Payoff Letter, and (III) Target's payment of the Lender's Legal Fees.

4. Transaction 4 shall mean, collectively, (I) Adsero's closing of the Private Placement, followed by (II) the subscription by Adsero for shares of YAC and contribution to YAC of the Adsero Equity in consideration for such YAC shares, followed by (III) YAC's payment to Callco of the Adsero Equity in consideration for shares of Callco that YAC previously acquired subject to call, followed by (IV) Callco's payment to TAC of the Adsero Equity in consideration for shares of TAC that Callco had previously acquired subject to call. Upon the conclusion of the foregoing steps, the organizational structure will be as set forth on Exhibit A.

5. Transaction 5 shall mean Target's making of the Target Loan of $150,000 to TAC.

6. Transaction 6 shall mean (I) TAC's payment to CDP OF $1,500,000 for the CDP Equity, (II) TAC's payment to the TOLG SHAREHOLDERS OF $750,000 pursuant to the Share Purchase Agreement and the releated documents,
         (III) each of Adsero's and TAC's issuance of preferred shares to the TOLG Shareholders pursuant to the Share Purchase Agreement and the related documents, and (IV) the issuance to the TOLG Shareholders of TAC preferred shares and shares in TAC that are exchangeable into shares of Adsero. The payments required pursuant to clause (II) above shall be allocated as follows:

         (a)      To Yvon Leveille: $221,969

         (b)      To 9144-6773 Quebec Inc. $207,760 (c/o Yvon Leveille)

         (c)      To Alain Lachambre: $144,144

         (d)      To Celine Plourde: $176,127


                                      * * *

                                    EXHIBIT D
                                    ---------

                               Lender's Legal Fees
                               -------------------


Firm:                                                         Fees Payable (C$)
________________________________________________________________________________

Barrington Lawyer - New York                                       $54,972
Davies Ward Phillips & Vineberg LLP
________________________________________________________________________________

Barrington Lawyer - Montreal                                       $44,510
Davies Ward Phillips & Vineberg LLP
________________________________________________________________________________

                                    EXHIBIT E
                                    ---------


Recipient:                                            Source
________________________________________________________________________________

 CDP:
 $1,500,000                         Check from Acquisition Escrow Agent
                                     trust account
 $  600,000 + interest(1)           Check from Loan Escrow Agent trust account
 ------------------------
 $2,100,000
________________________________________________________________________________

TOLG Shareholders: Aggregate
of $750,000

(a) To Yvon Leveille: ($221,969)    Check ($150,000) from Loan Escrow Agent
                                     trust account
                                    Check ($71,969) from Acquisition Escrow
                                     Agent trust account

(b) To 9144-6773 Quebec Inc.        Check from Acquisition Escrow Agent
($207,760)                           trust account

(c) To Alain Lachambre:             Check from Acquisition Escrow Agent
($144,144)                           trust account

(d) To Celine Plourde:              Check from Acquisition Escrow Agent
($176,127)                           trust account
________________________________________________________________________________

Canco ($750,000)                    Check from Loan Escrow Agent trust account

Target: The excess of (i)           Check from Loan Escrow Agent trust account
$500,000 over (ii) sum of            to Charette Nantel, in trust
interest payable to CDP plus
Lender's Legal Fees
________________________________________________________________________________

Davies Ward Philips & Vineberg      Davies Ward Phillips & Vineberg LLP to move
LLP (Montreal and New York          aggregate amount of Lender's Legal Fees from
offices) - (Payment of Lender's     its escrow account to its operating account
Legal Fees in Exhibit D)

________________________________________________________________________________


(1) Interest of $12,191 as of December 31, 2004, plus per diem of $271.

                                    EXHIBIT F
                                    ---------

                                CDP Payoff Letter

                                    {Follows}



                                       F-1